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                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED SEPTEMBER 30, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 09/30/1999. . . $ 11,559

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,219)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,171)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 5,169           40,374            $ .128        $ .128
Basic Earnings Per Share . . . . . . . . . . .                                      $ .283        $ .288
Basic Earnings Per Share (rounded) . . . . . .                                      $ .28         $ .29

Dilutive effect of stock options . . . . . . .      (39)             245
Undistributed diluted earnings . . . . . . . .  $ 5,130           40,619            $ .126        $ .126
Diluted Earnings Per Share . . . . . . . . . .                                      $ .281        $ .286
Diluted Earnings Per Share (rounded) . . . . .                                      $ .28         $ .29

773,000 of the 2,027,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.

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

                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED SEPTMEBER 30, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 09/30/1998. . .  $12,563

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,229)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,212)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 6,122            40,930           $ .150        $ .150
Basic Earnings Per Share . . . . . . . . . . .                                      $ .305        $ .310
Basic Earnings Per Share (rounded) . . . . . .                                      $ .31         $ .31

Dilutive effect of stock options . . . . . . .      (40)              249
Undistributed diluted earnings . . . . . . . .  $ 6,082            41,179           $ .148        $ .148
Diluted Earnings Per Share . . . . . . . . . .                                      $ .303        $ .308
Diluted Earnings Per Share (rounded) . . . . .                                      $ .30         $ .31

840,000 of the 1,846,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.

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                                                   Exhibit(11)